EXHIBIT C

                          LEE ENTERPRISES, INCORPORATED
                   1996 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

1.  Purposes

The purposes of the 1996 Stock Plan for Non-Employee Directors (the "Plan") of Lee Enterprises, Incorporated (the "Company") are to promote the interests of the Company and its stockholders by (i) encouraging non-employee directors to own shares of the Company's Common Stock and thereby link their interests more closely with the interests of the other stockholders of the Company; (ii) attracting and retaining non-employee directors of outstanding ability; (iii) providing incentive compensation opportunities which are competitive with those of other major corporations; and (iv) enabling such directors to participate in the long term growth and financial success of the Company.

2.  Definitions

The following definitions shall be applicable throughout the Plan:

         "Administrator"- means the Chief Executive Officer of the Company.

         "Award"- means a grant of Common Stock under Section 7 of the Plan.

         "Board of Directors"- means the board of directors of the Company.

         "Cash Compensation"- means annual retainer, fees payable for serving as Chairman of the Board of Directors or of a committee of the Board or for attending any meetings of the Board or any committee thereof, per diem consultation fees or other compensation payable as a non-employee director of the Company.

         "Code"- means the Internal Revenue Code of 1986 as amended from time to time.

         "Common   Stock"-   means  the   common   stock  of  Lee   Enterprises,
Incorporated, $2.00 par value.

         "Company"- means Lee Enterprises, Incorporated, a
Delaware corporation, including any and all subsidiaries.

         "Exchange Act"- means the Securities Exchange Act of 1934 as amended from time to time.


         "Participant"- means a non-employee director of the Company who has been granted an Award.

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3.       Effective Date and Duration of the Plan

The Plan shall become effective upon approval by the Company's stockholders at the annual meeting of stockholders to be held on February 1, 1996, or any adjournment thereof. The Plan shall terminate at such time as may be determined by the Administrator, and no Awards shall be granted after such termination.

4.       Administration

(a) Administrator. The Plan shall be administered by the Administrator subject to the restrictions set forth in the Plan. Before any Awards are granted, the Administrator may require Participants to execute any agreements that the Administrator, in his discretion, shall reasonably require.

(b) Powers. Subject to the provisions of the Plan, the Administrator shall have the full power, discretion, and authority to interpret and administer the Plan in a manner which is consistent with the Plan's provisions, but shall have no authority with respect to the selection of directors to receive awards, the number of shares subject to the Plan or each grant thereunder, or the price or timing of awards to be made except as provided in Section 9. The Administrator shall have no authority to increase materially the benefits under the Stock Plan.

(c) Decisions Binding. All determinations and decisions made by the Administrator according to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Participants, their estates and beneficiaries, and the Company and its stockholders and employees.

5.       Common Stock Awards; Shares Subject to the Plan

(a) Stock Grant Limit. Awards will be granted to Participants in the Plan in accordance with the provisions of Section 7 below. Subject to Section 8 below, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 50,000 shares. Shares of Common Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award.

(b) Stock Offered. The Common Stock to be granted constituting an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.

6.       Eligibility

Awards may be granted only to directors of the Company who, at the time of grant, are not employees of the Company or of any subsidiary of the Company. Awards may not be granted to any person who is an employee of the Company or of any subsidiary of the Company.

7.       Common Stock Awards

(a) Minimum Awards of Common Stock. An Award of 500 shares of Common Stock, as adjusted according to Section 8 below, shall be made automatically to Participants on the first business day of June of each year, beginning on June 3, 1996. A Participant who is elected by the Board of Directors to fill a vacancy or newly created directorship between annual meetings of stockholders shall automatically receive 500 shares of Common Stock, as adjusted according to
Section 8 below, on the earlier of the first business day of the fourth month after taking office or the last business day of the year in which he or she took office.

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(b)  Elective  Payment  in Common  Stock.  Participants  shall have the right to elect, in writing filed with the Company, to receive all or fifty percent (50%) of their Cash Compensation payable for services rendered by them in shares of Common Stock, commencing with the effective date of the Plan. The number of shares shall be determined by dividing the amount of the Cash Compensation to be paid by the closing price of the Company's Common Stock as reported for New York Stock Exchange-Composite Transactions on the trading day immediately preceding the date of payment and rounding to the nearest whole number. If the Company's Common Stock is not then traded on such exchange, the determination shall be based on the principal market where the Company's Common Stock is actively traded as reported in the Wall Street Journal, Midwest Edition. Elections under this section shall be made at least six months and one day prior to the date on which payment is to be made. A Participant's election shall remain in effect from year to year until changed by the Participant. No change in an election shall be effective prior to at least six months and one day after the date of the change.

(c) Payment for Stock. A Participant shall not be required to make any payment for Common Stock received pursuant to this Plan, except to the extent otherwise required by law.

8.       Change in Capital Structure

     In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to the holders of Common Stock other than cash dividends, the Administrator shall make such substitution or adjustment, if any, as he or she deems to be equitable to accomplish fairly the purposes of the Plan and to preserve the intended benefits of the Plan to the Participants and the Company, as to the number, including the number specified in Section 5(a) above, or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan, including the number of outstanding shares of Common Stock.

9.       Amendment, Modification and Termination

The Administrator may amend, suspend or terminate the Plan as he or she shall deem advisable but may not amend the Plan without further approval of the stockholders if such approval is required by law, and may not amend the Plan provisions relating to the amount, price, and timing of awards more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. Adjustments shall be made in the number and kind of shares subject to the Stock Plan as provided in Section 8 above.

10.      Miscellaneous

(a) No Right to an Award. Neither the adoption of the Plan or any action of the Administrator shall be deemed to give a director a right to an Award or any other rights hereunder except as may be evidenced by an Award duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth herein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(b) No Employment Rights Conferred. Nothing contained in the Plan shall (i) confer upon any director any right with respect to continuation of service or nomination for reelection as a director with the Company or (ii) interfere in any way with the right to remove a director from office at any time for cause as provided in the Company's Restated Certificate of Incorporation.

(c) Other Laws; Withholding. The Company shall not be obligated to issue any shares of Common Stock until there has been compliance with such laws and regulations as the Company may deem applicable. No fractional shares of Common Stock shall be delivered. The Company shall have the right to collect cash from Participants in an amount necessary to satisfy any Federal, state or local withholding tax requirements. A Participant may elect to satisfy tax withholding requirements, in whole or in part, by having the Company withhold shares of Common Stock to satisfy the amount of taxes required to be withheld.


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(d) Severability.  If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(e) Additional Compensation. Except as otherwise provided in Section 7(b) above, shares of Common Stock granted under the Plan shall be in addition to any Cash Compensation payable to a Participant as a result of his or her service as a non-employee director of the Company.

(f) Requirements of Law. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(g) Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to conflict of law principles.

(h)  Securities  Law  Compliance.  With  respect to any  Participant  subject to
Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, regardless of whether the conditions are expressly set forth in the Plan. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Administrator.